As filed with the Securities and Exchange Commission on November 9, 2023.

Registration No. 333-275411

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Treasure Global Inc

(Exact name of registrant as specified in its charter)

Delaware	7389	36-4965082
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

276 5th Avenue, Suite 704 #739

New York, New York 10001

+6012 643 7688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chong Chan “Sam” Teo

Chief Executive Officer

Treasure Global Inc

276 5th Avenue, Suite 704 #739

New York, New York 10001

+6012 643 7688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.	Joseph M. Lucosky, Esq.
Jeffrey P. Wofford, Esq.	Scott E. Linsky, Esq.
Sichenzia Ross Ference Carmel LLP	Lucosky Brookman LLP
1185 Avenue of the Americas, 31st Floor	101 Wood Avenue South, 5th Floor
New York, NY 10036	Woodbridge, NJ 08830
Telephone: (212) 658-0458	(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-275411) is filed solely to file Exhibit 16.1 as incorporated by reference to Treasure Global Inc’s Current Report on Form 8-K filed on July 10, 2023 (the “Form 8-K”). Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 16.1 as incorporated by reference to the Form 8-K. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1+	Certificate of Incorporation of the Registrant
3.2+	Bylaws of the Registrant
3.3+	Amendment to Certificate of Incorporation of the Registrant
4.1*	Form of Pre-Funded Warrant
4.2*	Form of Warrant Agent Agreement
5.1*	Opinion of Counsel to Registrant
10.1++	Common Stock Securities Purchase Agreement dated February 28, 2023 between the Registrant and YA II PN Ltd
10.2++	Form of Convertible Promissory Note issued pursuant to a Securities Purchase Agreement
10.3++	Registration Rights Agreement dated February 28, 2023 between the Registrant and YA II PN Ltd
10.4+	Investment Agreement dated November 1, 2020 between the Registrant and Space Capital Berhad
10.5+	13.33% Convertible Redeemable Note issued by the Registrant on November 13, 2020 to Space Capital Behard in the principal amount of $2,123,600
10.6+	Collaboration Agreement dated March 21, 2022 between GEM Reward SDN BHD and TNG Digital SDN BHD.
10.7+	Business Partner Agreement dated February 8, 2022 between Public Bank and Gem Reward Sdn Bhd
10.8+	Agreement dated August 6, 2021 between iPay88 (M) Sdn. Bhd. and Gem Reward Sdn Bhd.
10.9+	Partnership Agreement dated as of December 16, 2021 between Gem Reward Sdn Bhd and Digi Telecommunications Sdn Bhd.
10.10+	Collection Services Agreement dated as of August 11, 2021 between ATX Distribution Sdn Bhd and Gem Reward Sdn Bhd.
10.11+	Service Provider Agreement effective January 1, 2022 between Coup Marketing Asia Pacific Sdn. Bhd. d/b/a Pay’s Gift and Gem Reward Sdn. Bhd.
10.12+	Reseller Agreement dated April 12, 2021 between MOL Accessportal Sdn. Bhd. d/b/a Razer Gold and Gem Reward Sdn. Bhd.
10.13+	Merchant Services Agreement dated August 17, 2021 between Morganfield’s and Gem Reward Sdn. Bhd.
10.14+	Merchant Services Agreement dated August 17, 2021 between The Alley and Gem Reward Sdn. Bhd.
10.15+	Merchant Services Agreement dated August 17, 2021 between Hui Lau Shan and Gem Reward Sdn. Bhd.
10.16+	Employment Agreement dated July 1, 2020 between Chong Chan “Sam” Teo and the Registrant
10.17+	Employment Agreement dated March 1, 2021 between Su Huay “Sue” Chuah and the Registrant
10.18+	Employment Agreement dated June 1, 2021 between Voon Him “Victor” Hoo and the Registrant
10.19+	Employment Agreement dated June 16, 2021 between Su Chen “Chanell” Chuah and the Registrant
10.20+	Extension of Voon Him “Victor” Hoo Employment Agreement dated June 15, 2022
10.21+++	Collaboration Agreement dated July 19, 2023, by and between the Registrant and VCI Global Limited
10.22+++	Software Development Agreement dated July 20, 2023, by and between Gem Reward Sdn. Bhd. and VCI Global Limited
10.23++++	License and Service Agreement dated as of October 12, 2023, by and between the Registrant and AI Lab Martech Sdn. Bhd
16.1+++++	Letter dated as of July 7, 2023, from Marcum Asia CPAs LLP
21.1+	List of Subsidiaries of the Company
23.1*	Consent of WWC, P.C.
23.2*	Consent of Friedman LLP
23.3*	Consent of Counsel to Registrant (included in Exhibit 5.1)
107*	Fee Table

*	Previously filed.

+	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-264364), filed on August 1, 2022.

++	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on March 1, 2023.

+++	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on July 21, 2023.

++++	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on October 18, 2023.

+++++	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-41476), filed on July 10, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 9, 2023.

TREASURE GLOBAL INC

By:	/s/ Chong Chan “Sam” Teo
Chong Chan “Sam” Teo
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Chong Chan “Sam” Teo	Chief Executive Officer and Director	November 9, 2023
Chong Chan “Sam” Teo	(Principal Executive Officer)

/s/ Michael Chan Meng Chun	Chief Financial Officer	November 9, 2023
Michael Chan Meng Chun	(Principal Financial and Accounting Officer)

/s/ Ho Yi Hui	Director	November 9, 2023
Ho Yi Hui

/s/ Joseph R. “Bobby” Banks	Director	November 9, 2023
Joseph R. “Bobby” Banks

/s/ Marco Baccanello	Director	November 9, 2023
Marco Baccanello

/s/ Jeremy Roberts	Director	November 9, 2023
Jeremy Roberts

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